  Exhibit 99.1

Palatin Technologies, Inc. Reports Third Quarter
Fiscal Year 2018 Results;
Teleconference and Webcast to be held on May 15, 2018

CRANBURY, NJ – May 15, 2018 – Palatin Technologies, Inc. (NYSE American: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its third quarter ended March 31, 2018.

Recent Highlights
●
Bremelanotide - Under development for Hypoactive Sexual Desire Disorder (“HSDD”):

●
March 2018 – our exclusive North American licensee for bremelanotide, AMAG Pharmaceuticals, Inc. (“AMAG”), submitted a New Drug Application (“NDA”) to the U.S. Food and Drug Administration (“FDA”) for bremelanotide for the treatment of HSDD in premenopausal women.

●
If approved, bremelanotide would become the first and only as desired pharmacologic option in the U.S. indicated for the treatment of HSDD in premenopausal women.

"The submission of this NDA represents a significant milestone for the bremelanotide clinical program and our efforts to develop a treatment for HSDD," said Carl Spana, Ph.D., CEO and President of Palatin Technologies.

●
Melanocortin Receptor 1 Agonists (“MC1r”) – under development for inflammatory bowel diseases and ocular indications:

●
May 2018 – Presented positive preclinical MC1r agonist data at TIDES: Oligonucleotide and Peptide Therapeutics 2018 Meeting.

●
April 2018 – Presented preclinical oral formulation data on PL-8177, an investigational MC1r agonist for Inflammatory Bowel Diseases at the 2018 Keystone Symposia on “The Resolution of Inflammation in Health and Disease.”

●
Phase 1 First-in-Human clinical study of PL-8177 is in progress and on schedule for top line data in the third quarter of calendar year 2018.

Third Quarter Fiscal 2018 Financial Results
Palatin reported a net loss of $(0.7) million, or $(0.00) per basic and diluted share, for the quarter ended March 31, 2018, compared to a net loss of $(3.6) million, or $(0.02) per basic and diluted share, for the same period in 2017.

The difference in financial results between the three months ended March 31, 2018 and 2017 was mainly attributable to the decrease in total operating expenses of $4.3 million that is offset by a decrease of $1.8 million of recognized revenue during the 2018 period pursuant to our license agreement with AMAG.

-More-

Revenue
For the quarter ended March 31, 2018, Palatin recognized $9.0 million in license and contract revenue compared to $10.8 million in the same period in 2017. For both periods, 100% of the revenue Palatin recognized was related to our license agreement with AMAG. As of March 31, 2018, and June 30, 2017, there was $0.6 million and $35.1 million, respectively, of current deferred revenue on the consolidated balance sheet related to this transaction.

Operating Expenses
Total operating expenses for the quarter ended March 31, 2018 were $9.5 million compared to $13.8 million for the same period in 2017. The decrease in operating expenses was mainly attributable to professional services rendered in connection with our license agreement with AMAG, which closed in February 2017, and secondarily to the decrease in development expenses of bremelanotide for HSDD as we continue our progress with our bremelanotide program.

Other Income/Expense
Total other income/expense, net was $0.2 million for the quarter ended March 31, 2018 compared to $0.6 million for the same period in 2017. Total other income/expense, net for both periods consisted primarily of interest expense related to Palatin’s venture debt.

Income Tax
Palatin licensed bremelanotide to Shanghai Fosun Pharmaceutical Industrial Development Co. Ltd. (“Fosun”) for the People’s Republic of China, Taiwan, Hong Kong and Macau, and to Kwangdong Pharmaceutical Co. Ltd. (“Kwangdong”) for the Republic of Korea. Pursuant to the license agreements with Fosun and Kwangdong, $500,000 and $82,500, respectively, was withheld in accordance with tax withholding requirements in China and the Republic of Korea, respectively, and will be recorded as an expense during the fiscal year ending June 30, 2018. For the quarter ended March 31, 2018, Palatin recorded an income tax benefit of $18,746 related to those withholding amounts utilizing an estimated effective annual income tax rate applied to the loss for the quarter and the remaining balance of $275,111 was included in prepaid expenses and other current assets at March 31, 2018. Any potential credit to be received by Palatin on its United States tax returns is currently offset by Palatin’s valuation allowance.

Cash Position
Palatin’s cash, and cash equivalents were $25.7 million as of March 31, 2018, compared to cash, cash equivalents, accounts receivable and investments of $55.6 million at June 30, 2017. Current liabilities were $13.6 million, net of current deferred revenue of $0.6 million, as of March 31, 2018, compared to $19.9 million, net of deferred revenue of $35.1 million, as of June 30, 2017.

-More-

In April 2018, Palatin entered into an equity distribution agreement (“at-the-market program”) with Canaccord Genuity LLC, pursuant to which Palatin may, from time to time, sell shares of its common stock at market prices. Palatin has no obligation to sell any shares under this agreement and may, at any time, suspend solicitation and offers under this agreement.

Palatin believes that existing capital resources, together with proceeds from sales of common stock in its at-the-market program (if any), will be sufficient to fund our planned operations through at least June 30, 2019.

CONFERENCE CALL / WEBCAST
Palatin will host a conference call and webcast on May 15, 2018 at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and provide an update on corporate developments. Individuals interested in listening to the conference call live can dial 1-800-263-0877 (domestic) or 1-323-794-2094 (international), conference ID 1551025. The webcast and replay can be accessed by logging on to the “Investor/Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and webcast replay will be available approximately one hour after the completion of the call. To access the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), passcode 1551025. The webcast and telephone replay will be available through May 22, 2018.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com.

Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory

-More-

approvals, Palatin’s ability to fund development of its technology and establish and successfully obtain regulatory approvals, complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Investor Inquiries:
Stephen T. Wills, CPA, MST
CFO/COO (609) 495-2200
Info@Palatin.com

Media Inquiries:
Paul Arndt, MBA, LifeSci Advisors
Managing Director (646) 597-6992
Paul@LifeSciAdvisors.com

###
(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017

REVENUES:
License and contract revenue	$8,962,709	$10,823,748	$46,516,370	$10,823,748

OPERATING EXPENSES:
Research and development	7,068,849	9,062,316	27,277,830	28,422,975
General and administrative	2,411,302	4,773,696	5,581,066	7,289,342
Total operating expenses	9,480,151	13,836,012	32,858,896	35,712,317

(Loss) Income from operations	(517,442)	(3,012,264)	13,657,474	(24,888,569)

OTHER INCOME (EXPENSE):
Interest income	86,496	6,304	219,578	18,940
Interest expense	(326,983)	(558,702)	(1,175,023)	(1,777,222)
Total other expense, net	(240,487)	(552,398)	(955,445)	(1,758,282)

(Loss) Income before income taxes	(757,929)	(3,564,662)	12,702,029	(26,646,851)
Income tax benefit, net	18,746	-	192,611	-

NET (LOSS) INCOME	$(739,183)	$(3,564,662)	$12,894,640	$(26,646,851)

Basic net (loss) income per common share	$(0.00)	$(0.02)	$0.07	$(0.15)

Diluted net (loss) income per common share	$(0.00)	$(0.02)	$0.06	$(0.15)

Weighted average number of common shares outstanding used in computing basic net (loss) income per common share	197,485,758	196,580,519	197,277,286	179,841,133

Weighted average number of common shares outstanding used in computing diluted net (loss) income per common share	197,485,758	196,580,519	202,712,963	179,841,133

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	March 31, 2018	June 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$25,736,158	$40,200,324
Available-for-sale investments	-	249,837
Accounts receivable	-	15,116,822
Prepaid expenses and other current assets	701,456	1,011,221
Total current assets	26,437,614	56,578,204

Property and equipment, net	165,080	198,153
Other assets	556,915	56,916
Total assets	$27,159,609	$56,833,273

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable	$793,642	$1,551,367
Accrued expenses	5,894,877	10,521,098
Notes payable, net of discount and debt issuance costs	6,921,032	7,824,935
Capital lease obligations	-	14,324
Deferred revenue	585,519	35,050,572
Total current liabilities	14,195,070	54,962,296

Notes payable, net of discount and debt issuance costs	1,328,973	6,281,660
Deferred revenue	500,000	-
Other non-current liabilities	909,179	753,961
Total liabilities	16,933,222	61,997,917

Stockholders’ equity (deficiency):
Preferred stock of $0.01 par value – authorized 10,000,000 shares:
Series A Convertible: issued and outstanding 4,030 shares as of March 31, 2018 and June 30, 2017	40	40
Common stock of $0.01 par value – authorized 300,000,000 shares:
issued and outstanding 195,477,332 shares as of March 31, 2018 and 160,515,361 shares as of June 30, 2017, respectively	1,954,773	1,605,153
Additional paid-in capital	352,125,554	349,979,373
Accumulated other comprehensive loss	-	(590)
Accumulated deficit	(343,853,980)	(356,748,620)
Total stockholders’ equity (deficiency)	10,226,387	(5,164,644)
Total liabilities and stockholders’ equity (deficiency)	$27,159,609	$56,833,273